EXHIBIT 99.1
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P R E S S    R E L E A S E

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      Spectra Site
 Getting Networks on Air

CONTACT:    Investor Relations Department
            919-466-5492
            investorrelations@spectrasite.com

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               SPECTRASITE ANNOUNCES FOURTH QUARTER 2004 EARNINGS
                      RELEASE DATE AND REVIEW OF ACCOUNTING
                         TREATMENT FOR OPERATING LEASES
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CARY, NC, FEBRUARY 16, 2005 - SpectraSite, Inc. (NYSE: SSI) announced today that it plans to release its fourth quarter and full year 2004 results on March 14, 2005, after the market closes. The Company will host a conference call to discuss its results on March 14, 2005, at 4:30 p.m. Eastern Standard Time. Details of the conference call are as follows:

Call Date:                 Monday, March 14, 2005
Call Time:                 4:30 p.m. Eastern Standard Time

Call Host:                 Steve Clark, Chief Executive Officer
Dial-In Information:       800-261-6483, Code: 4092348
Via the web:               www.spectrasite.com

                           Replay information: A replay will be available from March 14 at 7:30 p.m. EST to March 21. Dial-in information for the replay is 800-642-1687, Code:
                           4092348.

The Company also announced today that it is reviewing the accounting treatment of certain operating leases and leasehold improvements based on a clarification in the interpretation of generally accepted accounting principles. The Company's review specifically relates to a public letter issued by the SEC on February 7, 2005, clarifying the interpretation of existing accounting literature applicable to certain leases and leasehold improvements.

Based on the Company's preliminary assessment of the impact of the change in accounting treatment, the Company believes that the adjustments will accelerate non-cash rent expense and depreciation expense to earlier periods for certain ground leases and tower assets. The Company believes that any charges will be non-cash in nature and will have no impact on its revenues, historical or future cash flows, liquidity position, or compliance with financial covenants under its financing agreements.

The Company is working with its independent auditors to complete its review of this matter and quantify the impact on prior periods. Depending on the materiality of the impact, the Company may be required to restate financial results for one or more prior periods.

ABOUT SPECTRASITE, INC.

SpectraSite, Inc. (www.spectrasite.com), based in Cary, North Carolina, is one of the largest wireless tower operators in the United States. At September 30, 2004, SpectraSite owned or operated approximately 10,000 revenue producing sites, including 7,802 towers and in-building systems primarily in the top 100 markets in the United States. SpectraSite's customers are leading wireless communications providers, including Cingular, Nextel, Sprint PCS, T-Mobile and Verizon Wireless.

SAFE HARBOR

This press release and oral statements made from time to time by representatives of the Company may contain "forward-looking statements" concerning the Company's financial and operating outlook, plans and strategies, its share repurchase program and the trading markets for its securities. These forward-looking statements are subject to a number of risks and uncertainties. The Company wishes to caution readers that certain factors may impact the Company's actual results and could cause results for subsequent periods to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Such factors include, but are not limited to (i) the Company's substantial capital requirements and debt, (ii) market conditions, (iii) the Company's dependence on demand for wireless communications and related infrastructure, (iv) competition in the communications tower industry, including the impact of technological developments, (v) consolidation in the wireless industry, (vi) future regulatory actions, (vii) conditions in its operating areas, (viii) management's estimates and assumptions included in the Company's 2005 outlook, and (ix) the results of the Company's review of the accounting treatment of certain operating leases and leasehold improvements. These and other important factors are described in more detail in the "Risk Factors" and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's SEC filings and public announcements. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.


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